RESEARCH AND DEVELOPMENT SERVICES AGREEMENT
AGREEMENT NUMBER OP31392
FIXED PRICE TYPE

Battelle Memorial Institute, through its **Columbus Operations (BATTELLE)** agrees to provide to **Recom Managed Systems, Inc. (CLIENT)** technical/research services substantially in accordance with **BATTELLE's** Proposal No. OP31392, (the Project) incorporated herein by reference, under the following terms and conditions:

1. ACCEPTANCE AND COMMENCEMENT

BATTELLE's Proposal may be accepted within sixty (60) days from the date of **BATTELLE's** signature below. **BATTELLE** will begin work within thirty (30) days of receipt of this Agreement executed by **CLIENT**, and payment of the attached invoice. The Project period is estimated as eight (8) months from commencement.

2. PAYMENT

A. Phase 1 activity. **CLIENT** agrees to pay **BATTELLE's** charges for labor services and for other expenses for performance of the Project, estimated at Four Hundred Ninety Seven Thousand Seven Hundred Dollars and No Cents ($497,700.00), without set-off, payable within thirty (30) days of the date of bi-weekly invoices. **CLIENT** will not be required to reimburse, and **BATTELLE** shall not be required to incur any charges in excess of the estimate stated above, unless mutually agreed upon in writing. Invoices not paid within thirty (30) days of the date of invoice shall accrue interest at the rate of two (2) percent per month

CLIENT will provide a deposit prior to commencement of work in the amount of Fifty Thousand Dollars and No Cents ($50,000.00). The deposit amount will be returned to **CLIENT** upon receipt of final payment, or applied to the final invoice, at CLIENT's option.

B. Optional Phase 1 activity. By initialing in the space provided below, **CLIENT** authorizes the Optional Phase 1 activity as described in Proposal OP31392; if **CLIENT** does not initial in the space below, the Optional Phase 1 activity will not be considered authorized by this Agreement.

MW **Optional Phase 1 activity.** In addition to the foregoing, **CLIENT** agrees to pay **BATTELLE's** charges for labor services and for other expenses for performance of the Optional Phase 1 activity (Project), estimated in an amount not to exceed One Hundred Thousand Dollars and No Cents ($100,000.00), without set-off, except as set forth below payable within thirty (30) days of the date of bi-weekly invoices. **CLIENT** will not be required to reimburse, and **BATTELLE** shall not be required to incur any charges in excess of the estimate stated above, unless mutually agreed upon in writing. Invoices not paid within thirty (30) days of the date of invoice shall accrue interest at the rate of two (2) percent per month

CLIENT understands and agrees that as a condition to **BATTELLE** continuing to provide project deliverable(s) hereunder **CLIENT** must remain current in its payment obligations.

3. INTELLECTUAL PROPERTY

If **BATTELLE** employees conceive an invention within the scope of the Project while working on the Project, **BATTELLE** will promptly disclose the invention to **CLIENT** and, upon written request, assign to **CLIENT** any and all of **BATTELLE**'s rights to the invention.

Upon request, within six months of the notification, **BATTELLE** will also provide assistance of a technical nature to **CLIENT** in preparation and prosecution of any application for Letters Patent. The costs of providing such assistance are not included in the Project estimate stated in Paragraph 2 above, and **CLIENT** agrees to pay such costs in addition to any other amounts payable under this Agreement.

In the event **CLIENT** is in material breach of its payment obligations under this Agreement, or is otherwise in material breach of its obligations under this Agreement, no rights described in this Paragraph 3 shall accrue to **CLIENT**.

4. NO ENDORSEMENT/LITIGATION

BATTELLE does not endorse products or services. Therefore, **CLIENT** agrees that it will not use or imply **BATTELLE**'s name, or use **BATTELLE**'s reports, for advertising, promotional purposes, raising of capital, recommending investments, or any way that implies endorsement by **BATTELLE**, except with prior written approval of the Office of the General Counsel of **BATTELLE**.

BATTELLE does not undertake Projects for the purposes of litigation or to assign fault or blame and does not provide expert witness services. Therefore, **CLIENT** agrees not to use any Project results in any dispute, litigation, or other legal action.

In any event, if, at any time, **BATTELLE** or its employees are required to respond to any subpoenas, orders for attendance at depositions, hearings or trials, document requests, or other legal proceedings as a result of or relating to **BATTELLE**'s work on the Project, **CLIENT** agrees to reimburse **BATTELLE**, in addition to any other amounts payable under this Agreement, **BATTELLE**'s labor charges, attorney time and/or fees, travel, photocopying and other miscellaneous expenses.

5. CONFIDENTIALITY

BATTELLE agrees not to disclose the specific results of the Project as embodied in reports and correspondence transmitted to **CLIENT**, and not available to the public generally, without **CLIENT**'s written consent, except as required by law, or except as necessary to protect **BATTELLE**'s intellectual property rights, such as filing for patent(s). Acceptance of this Agreement does not preclude **BATTELLE**'s undertaking work in this general field for others.

Information other than project results that is identified as confidential shall be protected in accordance with the Confidential Disclosure Agreement, dated for reference purposes as March 30, 2004, attached hereto and hereby incorporated into this document.

6. LIMITATION OF LIABILITY

BATTELLE will provide a high standard of professional service on a best efforts basis. However, **BATTELLE**, as a provider of such services, cannot guarantee success, thus **BATTELLE MAKES NO WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, FOR ANY REPORT, DESIGN, ITEM, SERVICE OR OTHER RESULT TO BE DELIVERED UNDER THIS AGREEMENT.**

CLIENT assumes responsibility for its use, misuse, or inability to use the Project results and in no event shall **BATTELLE** have any liability for damages, including but not limited to any indirect, incidental, or consequential damages, arising from or in connection with this Agreement.

CLIENT agrees to indemnify and hold **BATTELLE** harmless from any and all liabilities, suits, claims, demands, and damages, and all costs and expenses in connection therewith, in any manner relating to this Agreement or its performance, asserted by third parties from any cause whatsoever, except for injury or damage occurring during performance of the Project on **BATTELLE**-owned premises where fault of **CLIENT** is not a contributing cause.

7. NATURE OF SERVICES

CLIENT agrees that **BATTELLE** is an independent contractor and specifically acknowledges that **BATTELLE** is a service provider, not a manufacturer, distributor or supplier. **CLIENT** retains all final decision making authority and all responsibility for the formulation, design, manufacture, assembly, packaging, marketing, distribution and sale of **CLIENT's** products, including, without limitation, product labeling, warnings, instructions to users, reporting and for obtaining any governmental or other pre- or post market approvals, certifications, registrations, licenses, or permits.

8. PRODUCT LIABILITY INSURANCE

CLIENT shall maintain adequate product liability insurance coverage in amounts customary and prudent for a responsible entity in its industry in light of the nature of its product(s). Such insurance shall specifically cover any **CLIENT** products that may be developed in whole or in part based on **BATTELLE's** work under this Agreement, and **CLIENT** shall provide evidence of such insurance upon request.

9. FORCE MAJEURE

Neither **CLIENT** nor **BATTELLE** shall be liable in any way for failure to perform any provision of this Agreement (except payment of monetary obligations) if such failure is caused by any law, rule, or regulation, or any cause beyond the control of the party in default.

10. ENTIRE AGREEMENT

This Agreement, including the Proposal and the Confidential Disclosure Agreement incorporated herein, represents the entire Agreement of the parties and supersedes any prior discussions or understandings, whether written or oral, relating to the subject matter hereof. This Agreement may

be modified or amended only by mutual agreement in writing. No course of dealing, usage of trade, waiver, or non-enforcement shall be construed to modify or otherwise alter the terms and conditions of this Agreement. In the event of any conflict or inconsistency between these terms and conditions and the Proposal, these terms and conditions shall control.

11. APPLICABLE LAW

This Agreement shall be construed in accordance with the laws and enforced within the jurisdiction of the State of Ohio, without regard to its principles of conflicts of law.

12. MISCELLANEOUS

This Agreement may not be assigned in whole or in part without the prior written approval of both parties. In any event, however, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors, assigns and transferees of the parties. If any part of this Agreement shall be held invalid or unenforceable, such invalidity and unenforceability shall not affect any other part of this Agreement. Captions used as headings in this Agreement are for convenience only and are not to be construed as a substantive part of this Agreement.

Recom Managed Systems, Inc.	BATTELLE MEMORIAL INSTITUTE Columbus Operations
By [signature]	By [signature]
Name MARVIN H FINK	Name Mary E. Bruce
Title CEO	Title Contracting Officer
Date 5/12/04	Date May 12, 2004